SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES AND EXCHANGE ACT

       Date of report (Date of earliest event reported): February 28, 2003
                                                         -----------------

                              PHOTONICS CORPORATION
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)

        California                       0-22514                77-0102343
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(State or Other Jurisdiction           (Commission           (IRS Employer
    of Incorporation)                  File Number)          Identification No.)


420 E FM 3040, Suite 118 PMB 216 Lewisville, Texas                  75067
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    (Address of Principal Executive Offices)                      (Zip Code)

       Registrant's telephone number, including area code: (972) 745-3020
                                                           --------------


Item 2. Acquisition or Disposition of Assets

         On January 14, 2003, but effective on December 31, 2002, the board of directors of the Registrant approved an agreement with BBXsupport, Inc., Texas based public consulting firm and an entity deemed an affiliate of the President of the Registrant, Mark Lindberg, whereby BBXsupport agreed to accept shares in exchange for future services to be rendered and cash to be delivered to cover expenses in relation to the spin off of REpipeline.com, Inc. (a wholly owned subsidiary), Treasure Financial Corp. (a 15% equity subsidiary), and Genesis Oil & Gas, Inc. (a wholly owned California corporation), as documented below.

  Treasure Financial Corp        338,225 (value approx $4,320 purchase price)
  REpipeline.com, Inc.           5,240,096 (value approx $5,240 par value)
  Genesis Oil & Gas, Inc.        1,798,136 (value approx $11,857 purchase price)

         For the above referenced common stock transfer of entities owned by the Registrant and 4,400,000 shares of restricted common stock in Photonics Corporation, BBXsupport, Inc. agrees to provide capital necessary to spin off the above mentioned entities. This includes legal fees, audit fees, transfer agent fees, and various other fees associated with this transaction. The current value of the above mentioned shareholdings is under $22,000, as determined by the Board based on par value of the common stock or purchase price of the shares by the Registrant. To effect the above mentioned transactions, it is likely to cost BBXsupport upwards of $300,000 cash out of pocket. The Corporation is not in a financial position to incur, raise or advance such fees.

Item 5. Other Events and Regulation FD Disclosure

         On January 14, 2003, but effective December 31, 2002, the Corporation and the Board of Directors elects to spin off, to the shareholders of record of this date above, 1, 310,024 shares of REpipeline.com, Inc. (representing 20% of REpipeline.com, Inc.) and 449,533 shares of Genesis Oil & Gas, Inc (representing 20% of Genesis Oil & Gas, Inc.).

         On January 14, 2003, the Board of Directors of the Corporation agreed to cancel the following stock certificates due to the fact that the acquisition letter of intent entered into previously with 3R Environmental has not become a definitive agreement. The Registrant is not desirous of continuing any perceived or actual business relationship with 3R Environmental.

         Cert #            # Shares          Name
         ------            --------          ----
         PC13118           1,000,000         3R Environmental PTE LTD

         On January 14, 2003, but effective December 31, 2002, the board of directors of the Registrant issued 10,751,166 shares of restricted common stock to OTC Support to cancel a debt of approximately $28,600 advanced to the Registrant for various legal, audit and filing fees associated with the Registrant. OTC Support is owned by a former director of the Registrant.

Item 7. Financial Statements and Exhibits

         (a) Financial Statements of Business Acquired. Since none of the acquisitions listed above resulted in an increase of 10% or more of the Registrants net book value, no financial statements are required to be reported for these transactions.

         (b) Pro Forma Financial Information. None required.

         (c) Exhibits. The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-B.


                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.


February 28, 2003                           PHOTONICS CORPORATION

                                            By: /s/ Mark Lindberg
                                               ------------------------
                                               Mark Lindberg, President